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                                                                      Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-72491, No. 333-576, No. 333-578, No. 333-580,
No. 333-582, No. 333-24929 and No. 333-31397) of our report dated February 1, 2000 relating to the financial statements, which appears in the Allmerica Financial Corporation 1999 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 1, 2000 relating to the financial statement schedules, which also appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2000